UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 19, 2023

LUDUSON ENTERTAINMENT

LUDUSON G INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55930	82-3184409
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35/F, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong

(Address of principal executive offices)

(Registrant’s Telephone Number)      +852 2824 8560

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common	LDSN	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

ITEM 9.01 OTHER EVENTS

LUDUSON G INC. is referred to in this Current Report on Form 8-K as “LUDUSON,” the “Company,” “we,” or “us.”

In reference to the Company’s recent 8-k announcement dated May 24, 2023, the Company has entered into an Asset Purchase Agreement (the “Arrangement”) with Ms Ho Chi WAN. Ms. Wan is the sole shareholder of Glamourous Group Holding Limited ("Glamourous Group"), a company incorporated in the United Kingdom of England and Wales. The Company is in the process of updating its corporate documents with the Delaware Secretary of States with respect to the increase in Authorized Capital and the issuance of new shares to Ho Chi WAN.

On May 25, 2023, the Company approved and replaced the Management Board with the below:

Director and Non-executive Chairman, Ms. Ho Chi WAN. She has about 20 years of experience in the entertainment industry. She has built strong relationships with Hong Kong and Mainland artists, media companies, iconic film directors and screenwriters from the Golden Era of Hong Kong cinema to the latest in-demand Mainland short films, variety shows and beauty pageant organizers. Ms. Wan has been awarded numerous distributorships in the past, including some of the most popular Chinese platforms, such as Bigolive - a live streaming platform and social networking app that allows users to broadcast and view live videos, similar to Tiktok, which is popular among the youth of the Chinese community. All her connections and renewable distributorships will be put in the group soon.

Director and CEO, Mr. Man Fai Cheng. Age 56, Mr. Cheng holds a Bachelor of Social Science degree from the University of Hong Kong. Mr. Fai is a film director, screenwriter and actor. He entered the Hong Kong film industry in 1995 as a screenwriter and assistant director in the film “Ten Brothers”. After that, he worked as a scriptwriter, assistant director and actor in several Stephen Chow movies, including “The King of Comedy”, “The Lucky Guys” and “The God of Cookery”. In 2020, he started to become a movie director. The movies he directed include “Dragon Battle”, “Swimsuit Queen” and “People Eater”, which will be released in 2023 and 2024.

Director and CFO, Mr. Eng Wah Kung. Mr. Kung, aged 62, holds a First Class Diploma in Hotel Management from Les Roches, Switzerland. Prior to joining the Company, he was the General Manager of Hic Inn, Cambodia. Since 2003, Mr. Kung has served as General Manager for several Southeast Asian hotel operating companies including Nha Trang Lodge, Vietnam and NCL Cambodia Pte Ltd. He has over 33 years of senior general management experience in the Meetings/Incentives/Conventions/Exhibitions industry. He is responsible for overseeing the future MICE operations of the company with his extensive skills, knowledge and experience. In fact, Mr. Kung has established good working relationships with the central and local governments of Cambodia, Vietnam and Malaysia.

Director and COO, Mr. Lap Yan Cheung. Mr. Cheung, age 55, has over 32 years of experience in the gaming industry. In addition to the development of video and PC games, he is also experienced in the marketing, promotion and monetization of mobile and social games. He was the pixel character designer for the world-famous Tamagotchi. He collaborated with Japanese game publisher CAPCOM and mobile phone designer Nokia to release the “Street Fighter WAP” game. In 2014, he continued to expand the value of game markets as he took on the mission of promoting e-sports in Southeast Asia as the Vice President of Asia-Pacific E-Sports Association on December 1, 2016.

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Although the Company is still in the process of updating its documentation, the new management has begun to take over the operations of the Company, including taking the initiative to prepare the script for the production of a total of 20 commercial films since the announcement of the Share Exchange in the previous 8-K. The genres of these movies will include action movies, crime movies, comedy movies, romance movies and horror movies, which are the genres of good box office performance. We plan to produce 20 commercial films in the next few years. The main selling point of these 20 movies is the Hong Kong style of production, including excellent Kung Fu action scenes, exciting gunfight scenes, and comedy scenes with a good sense of humor.

Hong Kong-style movies have proven to be successful and famous in the world movie market. We will combine the Hong Kong style production with international elements and new generation elements to provide great and fresh entertainment to the audience and explore a larger international market. These movies will be directed by our CEO Mr. Man Fai Cheng, who has great experience in film production. He was the screenwriter and assistant director in several of Stephen Chow's movies, including “The King of Comedy”, “The God of Cookery” and “The Lucky Guy”. These movies all have great box office records.

Our 20 movies will be shot in Hong Kong, Malaysia, Macau, Japan and China to provide beautiful scenes with high variety. The main cast will be famous Hong Kong and Asian actors, actresses and KOLs. The cast in the movies will be international to explore the market of different countries. All the shooting team, action direction team and art direction team are experts in producing Hong Kong-style movies. The quality and production value of these movies will be assured.

The main markets of these 20 movies are China, Hong Kong, South East Asia, Taiwan, Korea, Japan and all Chinese market around the world. In addition, the movies with Kung Fu elements will also be targeted to the international market, which has proven to be successful. The current status of these 20 movies is in the script writing stage. We have planned to start filming in early 2024. These movies will be released successively in the coming years.

On June 16, 2023, the Company changed the business address with immediate effect to 35/F, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong. On the same day, the Company changed the telephone number with immediate effect to +852 2824 8560. The Company is in the process of updating the domain name of its website (https://www.glamourousplanet.com), which will be announced officially once the website is live.

The Company will make subsequent announcements in a timely and accurate manner to reflect its status.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luduson G Inc.
Dated: June 20, 2023

	By:	/s/ Man Fai Cheng
Man Fai Cheng
Chief Executive Officer

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